Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Broadcom Corporation:

We consent to the use of our reports with respect to the consolidated financial statements, the related consolidated financial statement schedule and the effectiveness of internal control over financial reporting, incorporated by reference herein.

Our report on the consolidated financial statements refers to accounting principle changes related to the presentation of other comprehensive income in 2012 and the method of testing goodwill for impairment in 2011.

/s/ KPMG LLP

Irvine, California

January 30, 2013